Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent the incorporation by reference of the previously filed Registration Statements on Forms S-3 (Nos. 333-35058 and 333-89811) of Frontline Communications Corporation and Subsidiaries (the "Company") of our report dated February 25, 2000 relating to the consolidated financial statements of the Company appearing in the Annual Report of Form 10-KSB for the year December 31, 2000.

                                                       s/ BDO Seidman, LLP
                                                          BDO Seidman, LLP

New York, New York
March 29, 2001